UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2020

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.75% Series A Fixed-to-Floating Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On October 7, 2020, Global Partners LP, a Delaware limited partnership (the “Partnership”), and GLP Finance Corp., a Delaware corporation (“Finance” and, together with the Partnership, the “Issuers”), completed their previously announced private placement of $350.0 million aggregate principal amount of the Issuers’ 6.875% senior notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of October 7, 2020 (the “Indenture”), by and among the Issuers, certain subsidiaries of the Partnership as guarantors (the “Guarantors”), and Regions Bank, as trustee.

The Notes will mature on January 15, 2029 with interest accruing at a rate of 6.875% per annum. Interest will be payable beginning July 15, 2021 and thereafter semi-annually in arrears on January 15 and July 15 of each year.  The Notes are guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.  Upon a continuing event of default, the trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes immediately due and payable, except that an event of default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.

The Issuers will have the option to redeem up to 35% of the Notes prior to October 15, 2023 at a redemption price (expressed as a percentage of principal amount) of 106.875% plus accrued and unpaid interest, if any.  The Issuers will have the option to redeem the Notes, in whole or in part, at any time on or after January 15, 2024, at the redemption prices of 103.438% for the twelve-month period beginning on January 15, 2024, 102.292% for the twelve-month period beginning January 15, 2025, 101.146% for the twelve-month period beginning January 15, 2026, and 100% beginning on January 15, 2027 and at any time thereafter, together with any accrued and unpaid interest to the date of redemption.  In addition, before January 15, 2024, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium, plus accrued and unpaid interest, if any, to the redemption date.  The holders of the notes may require the Issuers to repurchase the Notes following certain asset sales or a Change of Control Triggering Event (as defined in the Indenture) at the prices and on the terms specified in the Indenture.

The Indenture contains covenants that will limit the Partnership’s ability to, among other things, incur additional indebtedness and issue preferred securities, make certain dividends and distributions, make certain investments and other restricted payments, restrict distributions by its subsidiaries, create liens, sell assets or merge with other entities. Events of default under the Indenture include (i) a default in payment of principal of, or interest or premium, if any, on, the Notes, (ii) breach of the Partnership’s covenants under the Indenture, (iii) certain events of bankruptcy and insolvency, (iv) any payment default or acceleration of indebtedness of the Partnership or certain subsidiaries if the total amount of such indebtedness unpaid or accelerated exceeds $50.0 million and (v) failure to pay within 60 days uninsured final judgments exceeding $50.0 million.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K. The description of the Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Registration Rights Agreement

On October 7, 2020, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”).  Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of notes with terms identical to the Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement) that are registered under the Securities Act of 1933, as amended, so as to permit the exchange offer to be consummated by December 1, 2021.  Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes.  If the exchange offer is not completed on or before December 1, 2021, the annual interest rate borne by the Notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective (or automatically becomes effective).

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K.  The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
4.1	Indenture, dated October 7, 2020, among the Issuers, the Guarantors and Regions Bank, as trustee.

4.2	Registration Rights Agreement, dated October 7, 2020, among the Issuers, the Guarantors and the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: October 8, 2020	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,General Counsel and Secretary